UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 5, 2016
Date of Report (date of earliest event reported)
___________________________________
WORKIVA INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)

2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement
On April 5, 2016, Workiva Inc. (the "Company") entered into a Consent and Fourth Amendment to Loan and Security Agreement (the "Amendment"), which, among other things, amends its Loan and Security Agreement with Silicon Valley Bank to extend the maturity date of the Company's $15.0 million credit facility (the "Credit Facility") to August 2018. The proceeds of the Credit Facility may be used to fund working capital and general business requirements. The Credit Facility is secured by all of the Company's assets, has first priority over our other debt obligations, and requires the Company to maintain certain financial covenants, including the maintenance of at least $5.0 million of cash on hand or unused borrowing capacity. The Credit Facility contains certain restrictive covenants that limit the Company's ability to transfer or dispose of assets, merge with other companies or consummate certain changes of control, acquire other companies, pay dividends, incur additional indebtedness and liens, experience changes in management and enter into new businesses. The Credit Facility has a variable interest rate equal to the bank’s prime lending rate with interest payable monthly and the principal balance due at maturity. No amount was outstanding under the Credit Facility as of the date of the Amendment.
Section 2 - Financial Information
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See the information set forth in Item 1.01, which is incorporated by reference herein.
Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Consent and Fourth Amendment to Loan and Security Agreement, dated April 5, 2016, by and between Silicon Valley Bank, Workiva Inc. and Workiva International LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of April, 2016.

WORKIVA INC.

By:	/s/ Troy M. Calkins
Name:	Troy M. Calkins
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consent and Fourth Amendment to Loan and Security Agreement, dated April 5, 2016, by and between Silicon Valley Bank, Workiva Inc. and Workiva International LLC.